UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2011

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 15, 2011, the Board of Directors (the “Board”) of Codexis, Inc. (the “Company”) appointed Pedro Isamu Mizutani to the Board as a Class III director. Mr. Mizutani is the Executive Vice President of Raízen Energia Participacções S.A. (“Raízen”) in charge of Raízen’s upstream business and will serve as Raízen’s designee on the Board, in accordance with Raízen’s right to designate one director to the Board pursuant to the Company’s Voting Agreement among the Company, Raízen and certain other stockholders, dated March 4, 2009 and as amended on February 25, 2010. See Item 8.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011 and Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2011 for additional information concerning Raízen’s right to appoint a designee to the Board.

The Company will also enter into the Company’s standard indemnification agreement with Mr. Mizutani. See the descriptions of the Company’s standard indemnification agreement contained in the Company’s Registration Statement on Form S-1 (File No. 333-164044), effective April 21, 2010, for additional information.

Item 8.01.	Other Events.

On June 14, 2011, The Shaw Living Trust Agreement UA 6/11/08 (the “Trust”) adopted a written trading plan (the “Plan”) in accordance with guidelines specified under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Dr. Alan Shaw, President and Chief Executive Officer and a director of the Company, is the trustee of the Trust and the Company common stock held by the Trust is held for the benefit of Dr. Shaw. The Plan is an agreement between the Trust and a broker to sell shares of common stock of the Company currently owned by the Trust.

The Trust adopted the Plan as part of Dr. Shaw’s personal long-term investment strategy for asset diversification and liquidity and neither he nor the Trust will have any control over the timing of the sales of shares of common stock under the Plan. Pursuant to the Plan, a maximum of 200,000 shares of common stock may be sold beginning June 14, 2011 until the Plan expires on January 31, 2013. The Plan specifies the number of shares of common stock that may be sold at predetermined times, subject to the terms and conditions of the Plan.

The Plan is intended to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Plan from being executed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy

Name:	Douglas T. Sheehy
Title:	Senior Vice President, General Counsel and Secretary